Exhibit 99.1

PRESS RELEASE

Cyren Reports Fourth Quarter and Full Year 2018 Financial Results

- - -

Full year 2018 revenue grew 17% while fourth quarter revenue was up 26% year-over-year

McLean, Va. – February 13, 2019 – Cyren (NASDAQ: CYRN) today announced its fourth quarter and full year 2018 financial results for the period ending December 31, 2018.

During the fourth quarter, Cyren reported quarterly revenues of $9.5 million – an increase of 26% over the fourth quarter of 2017. For the full year ending 2018, Cyren reported revenues of $35.9 million, up 17% over the full year 2017, and representing the highest annual revenue total the company has ever recorded.

“We are pleased with our fourth quarter performance that tops off a record breaking year for Cyren,” said Lior Samuelson, Chairman and CEO of Cyren. “During the quarter, we brought a number of new enterprise customers onto the Cyren Cloud Security platform, and renewed contracts with two of our largest customers using our Threat Intelligence Services. Throughout 2018, we had a number of significant achievements including signing our largest CCS enterprise customer, with over 100,000 active email accounts, and the largest contract in our company’s history. We plan on launching some exciting new enterprise products over the coming two quarters, and are looking forward to continued progress in 2019.”

Cyren previously discussed that it plans to launch two significant products during 2019. The company is developing a next generation enterprise class anti-phishing solution which is intended to allow enterprises to proactively remediate and remove phishing emails after they have been delivered to a user’s mailbox, regardless of who the company is using as an email gateway for their primary level of protection. Cyren also announced a collaboration with Microsoft to integrate Cyren web security technology directly into the Windows Defender Advanced Threat Protection platform in order to provide an additional layer of protection to Windows Defender enterprise customers. Both products are anticipated to be generally available later in 2019.

Fourth Quarter 2018 Financial Highlights:

●	Revenues for the fourth quarter of 2018 were $9.5 million, compared to $7.5 million for the fourth quarter of 2017.

●	Revenues for the year ended December 31, 2018 were $35.9 million compared to $30.8 million for fiscal year 2017.

●	GAAP net loss for the fourth quarter of 2018 was $5.6 million, compared to a net loss of $7.2 million in the fourth quarter of 2017.

●	GAAP net loss for the year ended December 31, 2018 was $19.4 million, compared to $15.6 million for 2017.

●	GAAP loss per basic and diluted share for the fourth quarter of 2018 was $0.10, compared to a loss of $0.16 for the fourth quarter of 2017. For the full year 2018, GAAP loss per basic and diluted share was $0.36, compared to a loss of $0.38 for full year 2017.

●	Non-GAAP net loss for the fourth quarter of 2018 was $4.4 million, compared to a Non-GAAP net loss of $4.3 million for the fourth quarter of 2017.

●	Non-GAAP net loss for the full year 2018 was $16.1 million, compared to a Non-GAAP net loss of $12.4 million for the year ended 2017.

●	Non-GAAP loss per basic and diluted share was $0.07 for the fourth quarter of 2018, compared to a Non-GAAP loss of $0.09 in fourth quarter of 2017. Non-GAAP loss per basic and diluted share was $0.29 for full year 2018, compared to $0.29 during full year 2017.

●	Cash balance as of December 31, 2018 was $17.6 million, compared to $24.0 million as of December 31, 2017. The cash balance at year end includes net proceeds of $10 million from 3-year convertible notes which were issued in November.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

●	During the fourth quarter, Cyren expanded service to its largest enterprise customer – an international company who selected Cyren’s CCS platform for email security and cloud sandboxing. The multi-year, multi-million dollar contract which was previously announced with 80,000 enterprise users, has grown to over 100,000 active enterprise users on the Cyren network.

●	Also in the fourth quarter, Cyren renewed and expanded two of the company’s top 5 revenue customers using Cyren’s Threat Intelligence Services. One of the contracts was renewed at a 17% premium, and includes a significant multi-year prepayment, which will have a positive impact on operating cash flow during the first quarter of 2019.

●	Cyren recently announced a partnership with Microsoft to integrate its web security technology directly into Windows Defender Advanced Threat Protection (ATP). The new integrated offering will initially be made available as a private preview with a select set of enterprise customers expected during the first half of 2019, with the goal of reaching general availability for all Windows Defender ATP customers later in the year.

●	In January, Cyren announced that it will be voluntarily delisting from the Tel Aviv Stock Exchange (TASE). Cyren will continue to maintain its headquarters in Herzliya, Israel and operate as an Israeli-registered company, but the move is an effort to simplify regulatory filings and concentrate fragmented trading volume onto the Nasdaq exchange. The delisting is expected to become effective in April.

Financial Results Conference Call:

The company will also host a conference call at 10 a.m. Eastern Time (5 p.m. Israel Time) on Wednesday, February 13, 2019.

US:	1-877-407-0312
Israel:	1-80-940-6247
International:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at http://ir.cyren.com, or by using the following link: https://webcasts.eqs.com/cyren20190213.

For those unable to participate in the live conference call, a replay will be available until February 27, 2019. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13686826. An archived version of the webcast will also be available on the investor relations section of the company's website at http://ir.cyren.com/events.

About Cyren

More than 1.3 billion users around the world rely on Cyren’s 100% cloud internet security solutions to protect them against cyber attacks and data loss every day. Powered by the world’s largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time to protection from cyber threats with award-winning security as a service for web, email, sandboxing, and DNS for enterprises, and embedded threat intelligence solutions for security vendors and service providers. Customers like Google, Microsoft and Check Point are just a few of the businesses that depend on Cyren every day to power their security. Learn more at www.cyren.com.

Blog: blog.cyren.com
Facebook: www.facebook.com/CyrenWeb
LinkedIn: www.linkedin.com/company/cyren
Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets and deferred taxes related to acquisitions, one-time gain from sale of investment in affiliate, adjustments to earn-out obligations, capitalization of technology, accretion of discount on convertible note and change in fair value of the embedded conversion feature. The purpose of such adjustments is to give an indication of the company's performance exclusive of non-cash charges and other items that are considered by management to be outside of the company's core operating results. The company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company's current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements, including projections about the company's business, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company's Annual Reports and current reports on Form 8-K, which are available through www.sec.gov.

Company Contact
Mike Myshrall, CFO
Cyren
+1.703.760.3320
mike.myshrall@cyren.com

Media Contact
Matthew Zintel
Zintel Public Relations
+1.281.444.1590
matthew.zintel@zintelpr.com

CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Twelve months ended
	December 31		December 31
	2018	2017	2018	2017
	Unaudited	Unaudited	Unaudited	Audited

Revenues	$9,512	$7,522	$35,900	$30,799

Cost of revenues	3,856	3,177	14,540	11,899

Gross profit	5,656	4,345	21,360	18,900

Operating expenses:

Research and development, net	4,761	2,896	16,116	9,825

Sales and marketing	4,069	4,156	16,202	15,551

General and administrative	2,192	2,313	8,343	7,286

Total operating expenses	11,022	9,365	40,661	32,662

Operating loss	(5,366)	(5,020)	(19,301)	(13,762)

Other income (expense), net	6	1	(11)	452

Financial expense, net	(164)	(2,117)	(255)	(2,380)

Loss before taxes	(5,524)	(7,136)	(19,567)	(15,690)

Tax benefit	(48)	(106)	153	42

Net loss	$(5,572)	$(7,242)	$(19,414)	$(15,648)

Loss per share - basic	$(0.10)	$(0.16)	$(0.36)	$(0.38)

Loss per share - diluted	$(0.10)	$(0.16)	$(0.36)	$(0.38)

Weighted average number of shares outstanding:
Basic	54,023	46,018	53,634	40,922

Diluted	54,023	46,018	53,634	40,922

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S.dollars, except per share amounts)

	Three months ended		Twelve months ended
	December 31		December 31
	2018	2017	2018	2017
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP operating loss	$(5,366)	$(5,020)	$(19,301)	$(13,762)
Stock-based compensation (1)	409	1,251	1,440	2,060
Amortization of intangible assets (2)	1,008	855	4,165	3,746
Capitalization of technology (6)	(204)	(1,012)	(2,090)	(3,728)
Non-GAAP operating loss	$(4,153)	$(3,926)	$(15,786)	$(11,684)

GAAP net loss	$(5,572)	$(7,242)	$(19,414)	$(15,648)
Stock-based compensation (1)	409	1,251	1,440	2,060
Amortization of intangible assets (2)	1,008	855	4,165	3,746
Adjustment to earn-out liabilities (3)	22	26	97	117
Amortization of deferred tax assets (4)	(58)	(63)	(246)	(249)
Gain from sale of investment in affiliate (5)	-	-	-	(450)
Capitalization of technology (6)	(208)	(1,057)	(2,094)	(3,822)
Accretion of discount on convertible note (7)	-	150	-	480
Change in fair value of embedded conversion feature on convertible note (8)	-	1,814	-	1,349
Non-GAAP net loss	$(4,399)	$(4,266)	$(16,052)	$(12,417)

GAAP loss per share (diluted)	$(0.10)	$(0.16)	$(0.36)	$(0.37)
Stock-based compensation (1)	0.01	0.03	0.02	0.05
Amortization of intangible assets (2)	0.02	0.02	0.08	0.11
Adjustment to earn-out liabilities (3)	0.00	0.00	0.00	0.00
Amortization of deferred tax assets (4)	0.00	(0.00)	0.00	(0.00)
Gain from sale of investment in affiliate (5)	0.00	0.00	0.00	(0.01)
Capitalization of technology (6)	0.00	(0.02)	(0.03)	(0.10)
Accretion of discount on convertible note (7)	0.00	0.00	0.00	0.00
Change in fair value of embedded conversion feature on convertible note (8)	0.00	0.04	0.00	0.03
Non-GAAP loss per share (diluted)	$(0.07)	$(0.09)	$(0.29)	$(0.29)

Numbers of shares used in computing non-GAAP loss per share (diluted)	54,023	46,018	53,634	40,922

(1) Stock-based compensation
Cost of revenues	$50	$131	$174	$207
Research and development	110	277	407	505
Sales and marketing	94	373	387	553
General and administrative	155	470	472	795
	$409	$1,251	$1,440	$2,060
(2) Amortization of intangible assets
Cost of revenues	$861	$687	$3,553	$3,071
Sales and marketing	147	168	612	675
	$1,008	$855	$4,165	$3,746
(3) Adjustment to earn-out liabilities and related expenses
Financial expenses, net	$22	$26	$97	$117

(4) Amortization of deferred tax assets
Tax benefit (expense)	$(58)	$(63)	$(246)	$(249)

(5) Gain from sale of investment in affiliate
Other Income	$-	$-	$-	$(450)

(6) Capitalization of technology
Research and development	$(204)	$(1,012)	$(2,090)	$(3,728)
Financial expenses, net	(4)	(45)	(4)	(94)
	$(208)	$(1,057)	$(2,094)	$(3,822)

(7) Accretion of discount on convertible note
Financial expenses, net	$-	$150	$-	$480

(8) Change in fair value of embedded conversion feature on convertible note
Financial expenses, net	$-	$1,814	$-	$1,349

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	December 31	December 31
	2018	2017
	Unaudited	Audited

Assets
Current Assets:
Cash and cash equivalents	$17,571	$23,981
Trade receivables, net	3,658	2,890
Deferred commissions	887	-
Prepaid expenses and other receivables	778	1,339
Total current assets	22,894	28,210

Long-term deferred commissions	1,880	-
Lease deposits	821	379
Severance pay fund	503	714
Property and equipment, net	4,608	2,787
Intangible assets, net	8,802	11,018
Goodwill	20,519	21,128
Total long-term assets	37,133	36,026
Total assets	$60,027	$64,236

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$1,668	$1,017
Employees and payroll accruals	3,959	3,239
Accrued expenses and other liabilities	910	1,012
Earn-out consideration	2,926	3,588
Deferred revenues	5,773	5,032
Total current liabilities	15,236	13,888

Deferred revenues	503	524
Convertible notes	10,000	-
Deferred tax liability	1,130	1,355
Accrued severance pay	598	930
Other liabilities	700	438
Total long-term liabilities	12,931	3,247

Shareholders’ equity	31,860	47,101
Total liabilities and shareholders’ equity	$60,027	$64,236

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Twelve months ended
	December 31		December 31
	2018	2017	2018	2017
	Unaudited	Unaudited	Unaudited	Audited
Cash flows from operating activities:
Net loss	$(5,572)	$(7,242)	$(19,414)	$(15,648)

Adjustments to reconcile loss to net cash used in operating activities:
Loss on disposal of property and equipment	1	1	15	2
Depreciation	422	437	1,856	1,303
Stock-based compensation	409	1,251	1,440	2,060
Amortization of intangible assets	1,008	855	4,165	3,746
Amortization of deferred commissions	346	-	1,351	-
Interest and accretion of discount on convertible note	40	150	40	480
Change in fair value of embedded conversion feature on convertible note	-	1,814	-	1,349
Other income related to investment in affiliate	-	-	-	(450)
Other expenses related to the earn-out consideration	22	26	97	117
Deferred taxes	(30)	(29)	(182)	(175)
	-	-	-	-
Changes in assets and liabilities:	-	-	-	-
Trade receivables	(304)	(291)	(596)	77
Prepaid expenses and other receivables	922	284	530	(362)
Deferred commissions	(510)	-	(2,307)	-
Change in long-term lease deposits	5	122	(105)	28
Trade payables	(42)	(45)	264	36
Employees and payroll accruals, accrued expenses and other liabilities	(162)	567	515	780
Deferred revenues	(2,319)	(1,085)	721	(841)
Accrued severance pay, net	(1)	(62)	(121)	4
Other long-term liabilities	203	302	274	302
Net cash used in operating activities	(5,562)	(2,945)	(11,457)	(7,192)

Cash flows from investing activities:

Proceeds from sale of fixed assets	1	-	1	-
Proceeds from sale of investment in affiliate	-	-	-	450
Capitalization of technology, net of grants received	(140)	(1,046)	(1,984)	(3,567)
Purchase of property and equipment	(331)	(953)	(3,320)	(1,771)
Net cash used in investing activities	(470)	(1,999)	(5,303)	(4,888)

Cash flows from financing activities:

Proceeds from convertible note	10,000	-	10,000	6,300
Proceeds from private capital raise	-	18,971	-	18,971
Payment of earnout liability	-	-	(604)	-
Proceeds from options exercised	117	18	1,393	93
Net cash provided by financing activities	10,117	18,989	10,789	25,364
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(62)	21	(101)	98
Increase (decrease) in cash, cash equivalents and restricted cash	4,023	14,066	(6,072)	13,382
Cash, cash equivalents and restricted cash at the beginning of the period	14,133	10,162	24,228	10,846
Cash, cash equivalents and restricted cash at the end of the period	$18,156	$24,228	$18,156	$24,228

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:

Cash and cash equivalents	$17,571	$23,981	$17,571	$23,981
Restricted cash included in long-term restricted lease deposits	585	247	585	247

Total cash, cash equivalents and restricted cash	$18,156	$24,228	$18,156	$24,228